UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2024

InnovaQor, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33191	84-0436055
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 421-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2024, InnovaQor, Inc. (the "Company") entered into Exchange Agreements (the "Agreements") with a total of nine holders of its common stock (the "Common Stock"). Under the Agreements, the shareholders, all of whom are residents of Canada, agreed to exchange an aggregate of 40,700,000 shares of Common Stock for 1,017.50 shares of Series E Mandatory Convertible Preferred Stock (the "Series E Preferred Stock") and 1,017.50 shares of Series F Mandatory Convertible Preferred Stock (the "Series F Preferred Stock"). As a result of the exchanges, the number of issued and outstanding shares of Common Stock decreases from 244,953,286 to 204,253,286.

The terms of the Series E Preferred Stock and Series F Preferred Stock were summarized in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023.

The Company issued a press release regarding the Agreements and the exchanges on February 21, 2024. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press release, dated February 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2024	INNOVAQOR, INC.

	By:	/s/ Darrell Peterson
Darrell Peterson
Chief Executive Officer
(principal executive officer)

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